UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2016

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)
Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

(441) 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

Investment Agreement

As previously disclosed, Signet Jewelers Limited (the “Company”) entered into an investment agreement (the “Investment Agreement”) on August 24, 2016 with Green Equity Investors VI, L.P. and Green Equity Investors Side VI, L.P. (together, the “Funds”), both affiliates of Leonard Green & Partners, L.P. (“Leonard Green”), relating to the issuance and sale to the Investors of shares of the Company’s Series A Convertible Preference Shares, par value $0.01 per share (the “Series A Preference Shares”), for an aggregate purchase price of $625 million, or $1,000 per share, in a privately negotiated transaction (the “Private Placement”). The Investment Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 25, 2016.

On October 5, 2016, the Funds assigned a portion of their commitment to purchase Series A Preference Shares to LGP Associates VI-A LLC and LGP Associates VI-B LLC, both affiliates of Leonard Green (collectively, together with the Funds, the “Investors”) under the Investment Agreement and, on the same date, the Company and the Investors closed the transactions contemplated by the Investment Agreement (the “Closing”), and the Company issued to the Investors, 625,000 Series A Convertible Preference Shares for the purchase price described above.

Certificate of Designation of the Series A Preference Shares

In connection with the Closing, on October 5, 2016, the Company issued the Series A Preference Shares to the Investors pursuant to the Investment Agreement, each share having the powers, designations, preferences, and other rights of the shares of such series as set forth in the Certificate of Designation of Series A Convertible Preference Shares (the “Certificate of Designation”).

The Series A Preference Shares rank senior to the Company’s common shares, par value $0.18 per share (the “Common Shares”) with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company (a “Liquidation”). The Series A Preference Shares initially have a stated value of $1,000 per share (the “Stated Value”). Holders of the Series A Preference Shares are entitled to cumulative dividends payable quarterly at a rate of 5% per annum, either in cash or by increasing the Stated Value, at the option of the Company, as set forth in the Certificate of Designation. Holders of the Series A Preference Shares are also entitled to receive dividends or distributions declared or paid on the Common Shares on an as-converted basis, other than the Company’s regularly declared quarterly cash dividends not in excess of the Participating Threshold (as defined in the Certificate of Designation).

Holders of the Series A Preference Shares are entitled to vote with the holders of the Common Shares as a single class on an “as-converted basis.”

The Series A Preference Shares are convertible at the option of the holders thereof, at any time after the Closing, into Common Shares at a conversion price of $93.8712 per share and a conversion rate of 10.6529 Common Shares per Series A Preference Share, subject to certain anti-dilution and other adjustments.

On or after the second anniversary of the date of issuance of the Series A Preference Shares, the Company will have the right to cause all or a portion of the Series A Preference Shares to be converted into the relevant number of Common Shares, if the closing price of the Common Shares equals or exceeds 175% of the then-applicable Conversion Price (as defined in the Certificate of Designation) for 20 consecutive trading days.

At any time after November 15, 2024, the Company has the right to redeem any or all, and the holders of the Series A Preference Shares will have the right to require the Company to repurchase any or all, of the Series A Preference Shares for cash at a price equal to the Stated Value plus (without duplication) all accrued but unpaid dividends.

Upon a Liquidation, subject to any senior-ranking securities, indebtedness or other senior rights, the holders of the Series A Preference Shares are entitled to receive, for each Series A Preference Share, an amount equal to the greater of (a) the Stated Value per share, plus (without duplication) all accrued but unpaid dividends on such share and (b) the amount such holder would have received had such holder, immediately prior to such Liquidation, converted such share into Common Shares (at the then applicable Conversion Price), plus all accrued but unpaid participating dividends on such share.

Upon certain change of control or delisting events involving the Company, each holder of the Series A Preference Shares has the right to require the Company to repurchase all or any portion of its Series A Preference Shares for, at the holder’s election, (a) cash in an amount equal to 101% of the Stated Value of such shares, plus (without duplication) all accrued but unpaid dividends on such shares or (b) the amount of cash and/or other assets such holder would have received had such holder, immediately prior to such event, converted such Series A Preference shares into Common Shares and, if applicable, participated in such event as a holder of Common Shares.

The foregoing description of the Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designation, which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Shareholders’ Agreement

In connection with the Closing, on October 5 2016, the Company and the Investors entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”). Pursuant to the Shareholders’ Agreement, so long as the Investors beneficially own at least (a) 35% of the Series A Preference Shares beneficially owned by the Investors as of the Closing (or the total number of the Common Shares (on an “as-converted basis”) beneficially owned by the Investors as of the Closing) (or a combination thereof, without duplication) or (b) at least 5% of the total number of issued Common Shares (on an “as-converted basis”), the Investors have the right to designate one designee to be nominated by the Company for election to the Company’s board of directors (the “Board”). So long as the Investors are entitled to designate one director for nomination to the Board, the holders of the Series A Preference Shares, voting separately as a class, have the right to elect one member of the Board, and the Investors also have the right to appoint one non-voting observer to attend all meetings of the Board.

The Investors are subject to certain standstill restrictions pursuant to which the Investors are restricted, among other things and subject to certain customary exceptions (including purchases up to a 2% threshold), from purchasing additional securities of the Company, publicly proposing any merger or other extraordinary corporate transaction, initiating any shareholder proposal or soliciting proxies until the later of (a) the three-year anniversary of the Closing and (b) the date on which no nominee designated by the Investors serves on the Board and the Investors are no longer entitled to designate a director for nomination to the Board (or have irrevocably waived their right).

Subject to certain customary exceptions, the Investors are restricted from transferring the Series A Preference Shares or any Common Shares issued upon conversion of the Series A Preference Shares until the earliest of (a) the second anniversary of the Closing, (b) the date on which no nominee designated by the Investors serves on the Board and the Investors are no longer entitled to designate any directors for nomination (or have irrevocably waived their right) and (c) the occurrence of a Fundamental Change (as defined in the Certificate of Designation).  In addition, other than certain transfers in connection with a registered public offering or pursuant to Rule 144, for so long as the Series A Preference Shares are issued, without the Company’s prior written consent, the holders thereof may not transfer any Series A Preference Shares or Common Shares issued upon conversion of the Series A Preference Shares to certain specified persons, including (i) certain competitors of the Company, (ii) any person who the transferring holder knows or reasonably should know is or has been an activist investor in the three years prior to such transfer or (iii) any person that the holder knows (after reasonable inquiry of such Person) would be required to file a Schedule 13D or Schedule 13G as a result of the proposed transfer.

For so long as the Investors are entitled to designate a director to the Board, the Investors are granted preemptive rights with respect to future equity issuances by the Company, subject to certain exceptions, and have certain customary access and information rights.  Holders of the Series A Preference Shares have veto rights, subject to certain customary exceptions, over the Company’s (a) amendment of its organizational documents in a manner adverse to such holders or (b) issuance of senior or pari passu securities.

The foregoing description of the Shareholders’ Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Shareholders’ Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Registration Rights Agreement

In connection with the Closing, on October 5, 2016, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to provide to the Investors certain customary demand and piggyback registration rights in respect of the shares of Series A Preference Shares and any Common Shares issued upon conversion of the Series A Preference Shares. The Registration Rights Agreement contains customary terms and conditions, including certain customary indemnification obligations.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

Accelerated Repurchase Program

On October 5, 2016, the Company entered into a Master Confirmation and a Supplemental Confirmation under the Master Confirmation, both dated as of October 5, 2016 (the “ASR Agreement”), with J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association (“JPMorgan”), to implement an accelerated share repurchase program under which the Company will repurchase Common Shares for an aggregate purchase price of $525 million. The remaining $100 million balance of the previously authorized $625 million share repurchases have been made on the open market by the Company at various points before entering into the ASR Agreement to offset dilution associated with the Series A Preference Shares.

Under the ASR Agreement, the Company paid an initial purchase price of $525 million to JPMorgan, and received an initial delivery of 4,722,436 of the Company’s Common Shares. The total number of Common Shares to be purchased by the Company under the ASR Agreement will generally be based on the average of the daily volume-weighted average prices of the Company’s Common Shares during the valuation period under the ASR Agreement. Upon final settlement of the ASR Agreement, the Company may be entitled to receive additional Common Shares from JPMorgan or the Company may be required to deliver shares or make a cash payment, at its option, to JPMorgan. The ASR Agreement is scheduled to expire in approximately three months, but may conclude earlier at JPMorgan’s option, and may be terminated early upon the occurrence of certain events.

JP Morgan or certain of its affiliates have or may have had various relationships with the Company and its affiliates involving a variety of financial services, including as administrative agent under the asset-backed accounts receivable securitization sponsored by the Company, and as administrative agent to the Company’s senior unsecured multi-currency, multi-year revolving credit facility agreement that was entered into in May 2011 and subsequently amended in May 2014 and July 2016.

The foregoing description of the ASR Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the ASR Agreement. A copy of the ASR Agreement will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 3.02.        Unregistered Sales of Equity Securities.

The information under the heading “Certificate of Designation of the Series A Preference Shares” contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, on October 5, 2016, the Company issued to the Investors 625,000 Series A Preference Shares for an aggregate purchase price of $625 million, or $1,000 per share, pursuant to the Investment Agreement. This issuance and sale is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. The Investors represented to the Company that each is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Series A Preference Shares are being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof, and appropriate legends are affixed to the certificates evidencing the Series A Preference Shares.

Item 3.03.        Material Modification to Rights of Security Holders.

The information under the headings “Investment Agreement,” “Certificate of Designation of the Series A Preference Shares,” “Shareholders’ Agreement” and “Registration Rights Agreement” contained in Item 1.01 is incorporated herein by reference.

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Size of Board

Effective as of the Closing, the Board increased the size of the Board to eleven (11) members.

Appointment of New Director

Effective upon the Closing, the Board appointed Jonathan Sokoloff to the Board to serve for a term expiring at the 2017 Annual Meeting of the Company’s shareholders or until his successor is duly elected and qualified.  Mr. Sokoloff was designated by Leonard Green to be appointed to the Board in accordance with the terms of the Shareholders’ Agreement.  Upon his appointment to the Board, the Company appointed Mr. Sokoloff to serve as a member of the Compensation Committee and the Nomination and Corporate Governance Committee.

Mr. Sokoloff, 59, currently serves as a Managing Partner with Leonard Green, which he joined in 1990. Before joining Leonard Green, he was a Managing Director in Investment Banking at Drexel Burnham Lambert. Mr. Sokoloff currently serves on the boards of the following public companies: The Container Store, Shake Shack, Inc., and Whole Foods Market, Inc. Previously, Mr. Sokoloff served on the board of Rite Aid Corporation until May 2011.

Mr. Sokoloff is entitled to compensation and indemnification consistent with the compensation and indemnification provided to other members of the Board.  Compensation includes any fees and equity awards, and reimbursement for reasonable, out-of-pocket and documented expenses incurred in attending meetings of the Board and its committees.  The full description of the Company’s director compensation arrangements and director indemnification agreement is incorporated by reference to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 4, 2016.

There are no transactions between Mr. Sokoloff and the Company that would be reportable under Item 404(a) of Regulation S-K.

The Board also considered the independence of Mr. Sokoloff under the New York Stock Exchange (the “NYSE”) listing standards and the Company’s Corporate Governance Guidelines and concluded that Mr. Sokoloff is an independent director under the applicable NYSE listing standards and the Company’s Corporate Governance Guidelines.

Item 5.03.        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained under the heading “Certificate of Designation of the Series A Preference Shares” in Item 1.01 of this Current Report on Form 8-K regarding the Certificate of Designation is incorporated herein by reference.

Item 7.01.        Regulation FD Disclosure.

On October 5, 2016, the Company issued a press release relating to the items described in this Current Report on Form 8-K. A copy of this press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto, which is incorporated herein by reference.

Exhibit No.	Description

3.1*	Certificate of Designation of Series A Convertible Preference Shares, Par Value $0.01 Per Share, of Signet Jewelers Limited.

10.1*
Shareholders’ Agreement by and among Signet Jewelers Limited, Green Equity Investors VI, L.P., Green Equity Investors Side VI, L.P., LGP Associates VI-A LLC and LGP Associates VI-B LLC, dated as of October 5, 2016.

10.2*
Registration Rights Agreement, dated as of October 5, 2016, by and among Signet Jewelers Limited, Green Equity Investors VI, LP, Green Equity Investors Side VI, L.P., LGP Associates VI-A LLC and LGP Associates VI-B LLC

10.3
Investment Agreement, dated as of August 24, 2016, by and among Signet Jewelers Limited, Green Equity Investors VI, L.P. and Green Equity Investors Side VI, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 25, 2016).

99.1*	Press Release dated October 5, 2016.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED

Date: October 6, 2016	By:	/s/ Michele Santana
	Name:	Michele Santana
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Certificate of Designation of Series A Convertible Preference Shares, Par Value $0.01 Per Share, of Signet Jewelers Limited.

10.1*
Shareholders’ Agreement by and among Signet Jewelers Limited, Green Equity Investors VI, L.P., Green Equity Investors Side VI, L.P., LGP Associates VI-A LLC and LGP Associates VI-B LLC , dated as of October 5, 2016.

10.2*
Registration Rights Agreement, dated as of October 5, 2016, by and among Signet Jewelers Limited, Green Equity Investors VI, LP, Green Equity Investors Side VI, L.P., LGP Associates VI-A LLC and LGP Associates VI-B LLC

10.3
Investment Agreement, dated as of August 24, 2016, by and among Signet Jewelers Limited, Green Equity Investors VI, L.P. and Green Equity Investors Side VI, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 25, 2016).

99.1*	Press Release dated October 5, 2016.

*Filed herewith